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                                   EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                 Two Quarters Ended
                                                             ------------------------------
                                                             December 29,      December 31,
(Continuing operations in millions, except ratios)               2000              1999
                                                             ------------      ------------
EARNINGS:
Net income (loss)                                                 $(18.8)             $22.9
Plus: Income taxes                                                  29.5               12.4
      Fixed charges                                                 21.2               12.2
      Amortization of capitalized interest                             -                  -
Less: Interest capitalized during the period                           -                  -
      Undistributed earnings in equity investments                   4.7                0.4
                                                             -----------       ------------
                                                                  $ 27.2              $47.9
                                                             ===========       ============
FIXED CHARGES:
Interest expense                                                  $ 17.6              $ 8.6
Plus: Interest capitalized during the period                           -                  -
      Portion of rents deemed representative of
         the interest factor                                         3.6                3.6
                                                             -----------       ------------
                                                                  $ 21.2              $12.2
                                                             ===========       ============
RATIO OF EARNINGS TO FIXED CHARGES                                  1.28               3.93
                                                             ===========       ============
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